CUSIP No. M98068105	13G	Page 1 2 of 12 Pages

Exhibit 2

Members of Group

Deer VII & Co. Ltd.

Deer VII & Co. L.P.

Bessemer Venture Partners VII L.P.

Bessemer Venture Partners VII Institutional L.P.